Exhibit 99.1
Press Release
Intervoice to Enhance Its Market Leadership Position with
Agreement to Acquire Edify
Friday November 18, 1:27 am ET
Merged Company to Increase Market Share Strengthening its Leadership Position in the Voice Automation Arena
DALLAS & ATLANTA—(BUSINESS WIRE)—Nov. 18, 2005—Intervoice, Inc. (NASDAQ: INTV - News), a world leader in converged voice and data solutions, today signed an agreement to purchase Edify Corporation, a leading global supplier of interactive voice response solutions, from S1 Corporation (NASDAQ: SONE - News), Edify’s parent company. Upon closing, Intervoice will pay S1 $33.5 million in cash to acquire Edify. The acquisition will strengthen Intervoice’s position in the voice automation market. Additionally, the added revenues and resources will enable Intervoice to accelerate the development and delivery of multi-channel, automated information solutions for both its enterprise and network customers.
According to the latest research from independent market analyst Datamonitor, the merger will strengthen Intervoice’s number two position in the voice self-service market. Additionally, in the latest Gartner Magic Quadrant for IVR Systems and Enterprise Voice Portals (June 2005), Intervoice and Edify were both placed in the Leaders quadrant. The combination of Intervoice and Edify will place Intervoice at the forefront of the industry, with substantial resources to accelerate the delivery of speech solutions across multi-channel (i.e., voice, data, and video) portals.
“The joining of Intervoice and Edify will bring unmatched expertise in providing customers with award-winning, standards-based automated information solutions,” said Bob Ritchey, President and CEO of Intervoice. “Each company has achieved market success and profitability. We are both highly respected in this industry, making this a very positive combination for our joint customers and partners. We intend to accelerate the delivery of multi-channel solutions that measurably enhance customer satisfaction, creating customers for life.”
The New Intervoice
The merger will bring together Intervoice’s expertise in development tools, standards-based applications and global presence with Edify’s prowess in Web-based tools, natural language applications and broad North American market presence. Collectively, the companies will have a strong balance sheet, an impressive patent portfolio, award-winning product and services offerings, and world-class customers and partners. The merger is expected to close in December 2005, subject to normal and customary closing conditions. Bob Ritchey will continue as President and CEO of Intervoice. Edify President and CEO Mitch Mandich will stay with the company through a transition period as an advisor to ensure a successful integration of the newly combined enterprise.
“This merger will mark a turning point in the speech industry,” said Mitch Mandich, CEO of Edify. “Two financially compelling market leaders are coming together to create an even stronger company that will benefit from its enhanced capabilities to deliver speech solutions to a growing market.”

Over the last four fiscal quarters, as published in Intervoice’s and S1’s respective quarterly disclosures, Intervoice and Edify had combined revenue in excess of $200 million. At closing, the combined company is expected to have more than 850 employees around the world. Together, Intervoice and Edify have deployed more than 1.5 million ports handling millions of mission critical calls daily for more than 5000 customers worldwide. With a large installed base, a significant share of the market, and proven solutions, the new Intervoice will be poised to take a competitive lead in offering comprehensive solutions to any organization looking for enhanced customer service, improved access to information and increased productivity through automated information systems.
“We believe this acquisition is a good investment for our shareholders. Edify’s recurring maintenance revenues, voice-automation solutions and world-class customer base will immediately drive revenue growth following the closing,” said Craig Holmes, Executive Vice President and Chief Financial Officer of Intervoice. “Intervoice has achieved industry leading profitability, and we expect this acquisition to be accretive to gross margins, operating margins and earnings per share within the first year after closing the transaction.”
“From S1’s point of view, we have been pleased with Edify’s move to profitability and leadership during the past two years, and believe that its products and talented people will add to Intervoice’s already strong position in the industry and accelerate voice channel opportunities,” said James S. Mahan, III, CEO and Chairman of S1 Corporation. “Our joint development effort with Edify resulted in a strong voice channel for our banking customers, and we look forward to continuing as a reseller of the joint voice banking products.”
Investor Information
Intervoice has scheduled a conference call for 10:00 a.m. central time on Friday November 18, 2005, to discuss its vision and strategy for the combined company and general information about the Company’s financial performance to date. To participate in the call, dial (913) 981-5542. The conference call confirmation code is 4393034. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release. Readers are further cautioned that any analysis or comparison of financial results from operations concerning Intervoice and Edify is subject to Intervoice’s fiscal year ending the last day of February and S1 Corporation’s fiscal year ending the last day of December.
About Edify Corporation
With fifteen years of industry leadership and innovation in voice and speech applications, Edify has changed the way more than 2,000 global companies enhance customer service. Applications built with Edify are scalable, multilingual and flexible, allowing companies to easily integrate backend systems with multiple contact interfaces. Edify’s open, standards-based platform successfully manages millions of customer interactions every day across a broad range of industries. The Edify Design Collaborative and consultancy experts assist customers with the design and deployment of speech solutions that provide increased customer satisfaction with reduced costs. You speak, we deliver(TM).
Additional information about Edify may be obtained by calling 408-982-2000 (USA) or +44 162 885 0222 (Europe, Middle East, Africa) or via the World Wide Web at http://www.edify.com

About Intervoice, Inc.
Intervoice, Inc. (Nasdaq: INTV - News) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company’s two market units focus on enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries including: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
About S1
S1 Corporation (NASDAQ: SONE - News) is a leading global provider of integrated front-office applications for more than 4,000 banks, credit unions and insurance providers around the world. Comprised of applications that address virtually every market segment and delivery channel, S1 solutions help integrate and optimize an institution’s entire front office, resulting in increased operational efficiencies, revenue opportunities and overall customer satisfaction. S1 is the only provider with the proven experience, breadth of products and financial strength to empower financial services companies’ enterprise strategies. Additional information about S1 is available at www.s1.com.
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.